Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Segment and  Market

For the Quarters Ended September 30, 2014 and 2013, June 30, 2014 and 2013

and the Nine-Month Periods Ended September 30, 2014 and 2013

	Unaudited

(In millions)	Commercial Aerospace	Space & Defense	Industrial	Total

Third Quarter 2014
Composite Materials	$212.3	$64.1	$66.5	$342.9
Engineered Products	84.2	24.4	0.4	109.0
Total	$296.5	$88.5	$66.9	$451.9
	66%	19%	15%	100%

Second Quarter 2014
Composite Materials	$225.5	$66.8	$69.3	$361.6
Engineered Products	82.7	25.3	0.5	108.5
Total	$308.2	$92.1	$69.8	$470.1
	65%	20%	15%	100%

Third Quarter 2013
Composite Materials	$191.2	$67.6	$53.8	$312.6
Engineered Products	70.8	26.8	2.1	99.7
Total	$262.0	$94.4	$55.9	$412.3
	63%	23%	14%	100%

Second Quarter 2013
Composite Materials	$200.7	$70.3	$53.7	$324.7
Engineered Products	69.3	26.4	2.2	97.9
Total	$270.0	$96.7	$55.9	$422.6
	64%	23%	13%	100%

Year to date September 30, 2014
Composite Materials	$662.6	$199.5	$198.7	$1,060.8
Engineered Products	245.3	76.7	0.9	322.9
Total	$907.9	$276.2	$199.6	$1,383.7
	66%	20%	14%	100%

Year to date September 30, 2013
Composite Materials	$593.6	$210.7	$157.8	$962.1
Engineered Products	207.3	76.4	5.6	289.3
Total	$800.9	$287.1	$163.4	$1,251.4
	64%	23%	13%	100%